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                       [Letterhead of Hunton & Williams]


                                                                     Exhibit 5.1


                                 May 25, 2001


Board of Directors
Massey Energy Company
4 North 4/th/ Street
Richmond, Virginia 23219



                      Registration Statement on Form S-8
          Relating to Shares of Common Stock of Massey Energy Company
 Issuable Pursuant to the Coal Company Salary Deferral and Profit Sharing Plan


Ladies and Gentlemen:

          We have acted as counsel for Massey Energy Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on May __, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 2,000,000 shares of the Company's common stock, par value $0.62 per share (the "Plan Shares"), issuable pursuant to awards under the Coal Company Salary Deferral and Profit Sharing Plan (the "Plan") as referenced in the Registration Statement.

          In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

          2. The issuance of the Plan Shares has been validly authorized by the Company and, upon issuance pursuant to the terms of the Plan, the Plan Shares will be legally issued, fully paid and nonassessable.
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Massey Energy Company
May 25, 2001
Page 2

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.
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                                    Very truly yours,


                                     /s/ Hunton & Williams
                                     Hunton & Williams